Free Writing Prospectus
Filed Pursuant to Rule 433

Supplementing the Preliminary Prospectus Supplement

Dated August 20, 2026

Registration No. 333-275213

Fixed Income Investor Presentation August 2026

Forward Looking Statements Certain statements contained herein are “forward - looking statements” within the meaning of the Private Securities Litigation Reform Act of 1995 , Section 27 A of the Securities Act of 1933 , as amended, and Section 21 E of the Securities Exchange Act of 1934 , as amended . Such forward - looking statements relate to expectations, beliefs, projections, future plans and strategies, anticipated events or trends and similar expressions concerning matters that are not historical facts, including but not limited to information related to Provident Financial Services, Inc . (the “Company”) and statements about the proposed securities offering . These statements may be identified by reference to a future period or periods, or by the use of forward - looking terminology, such as “may,” “will,” “believe,” “expect,” “estimate,” "project," "intend," “anticipate,” “continue,” or similar terms or variations on those terms, or the negative of those terms, including references to assumptions . The forward - looking statements contained in this presentation reflect our current views about future events and financial performance and are subject to risks, uncertainties, assumptions and changes in circumstances that may cause our actual results to differ significantly from historical results and those expressed in any forward - looking statement . Some factors that could cause actual results to differ materially from historical or expected results include, but are not limited to, those set forth in Item 1 A of the Company's Annual Report on Form 10 - K, as may be supplemented by its Quarterly Reports on Form 10 - Q and Current Reports on Form 8 - K, and those related to the economic environment, particularly in the market areas in which the Company operates, inflation and unemployment, competitive products and pricing, real estate values, fiscal and monetary policies of the U . S . Government, changes in tariff, trade and other economic policies, geopolitical conditions, changes in accounting policies and practices that may be adopted by regulatory agencies and accounting standard setters, changes in government regulations affecting financial institutions, including regulatory fees and capital requirements, cybersecurity incidents, fraud and other operational risks, changes in prevailing interest rates, changes in customer deposit behavior and liquidity conditions, competition from banks, financial technology companies and other non - bank financial service providers, acquisitions and the integration of acquired businesses, credit risk management, asset - liability management, the financial and securities markets, and the availability of and costs associated with sources of liquidity . Forward - looking statements regarding the proposed securities offering are also subject to risks and uncertainties, including market conditions, satisfaction of customary closing conditions and the possibility that the offering may not be completed on the anticipated terms, timing or at all . The Company cautions readers not to place undue reliance on any such forward - looking statements which speak only as of the date they are made . The Company advises readers that the factors listed above could affect the Company's financial performance and could cause the Company's actual results for future periods to differ materially from any opinions or statements expressed with respect to future periods in any current statements . The Company does not assume and expressly disclaims any duty, and does not undertake, to update any forward - looking statements in this presentation to reflect events or circumstances after the date of this statement or otherwise, except as required by law . Non - GAAP Financial Measures This presentation contains one or more non - GAAP financial measures determined by methods other than in accordance with generally accepted accounting principles . We use such non - GAAP financial measures, including efficiency ratio, as adjusted, to provide meaningful supplemental information regarding our performance . We believe these non - GAAP financial measures and ratios are beneficial in assessing our operating results and related trends, and when planning and forecasting future periods . These non - GAAP disclosures should be considered in addition to, and not as a substitute for or preferable to, financial results determined in accordance with GAAP . The non - GAAP financial measures we use may differ from the non - GAAP financial measures other financial institutions use to measure their results of operations . A reconciliation of any non - GAAP financial measures used in this presentation to the most directly comparable GAAP financial measure is included in the appendix at the end of this presentation . No Offer or Solicitation This presentation is neither an offer to sell nor a solicitation of an offer to purchase any securities of the Company . There will be no sale of securities in any jurisdiction in which such an offer, solicitation or sale would be unlawful prior to registration or qualification under the securities laws of any such jurisdiction . These securities are not insured or guaranteed by the FDIC or any other governmental agency or public or private insurer . Neither the SEC nor any other regulatory body has approved or disapproved of the securities of the Company or passed on the adequacy or accuracy of this presentation . Any representation to the contrary is a criminal offense . The Company's subordinated notes are not a deposit account of its subsidiary bank and are not insured by the FDIC or any other governmental agency . Except as otherwise indicated, this presentation speaks as of the date hereof . In addition, the redemption of the Company s 2 . 875 % Fixed - to - Floating Rate Subordinated Notes due 2031 will be made solely pursuant to a redemption notice delivered pursuant to the indenture governing the existing 2 . 875 % Fixed - to - Floating Rate Subordinated Notes due 2031 and the redemption of the Company's Junior Subordinated Notes due 2033 will be made solely pursuant to a redemption notice delivered pursuant to the indenture governing the existing Junior Subordinated Notes due 2033 and nothing contained herein constitutes a notice of redemption of any such aforementioned notes . Additional Information About the Offering of Debt Securities and Where to Find It The Company has filed a registration statement (including a prospectus) (File No . 333 - 275213 ) and a preliminary prospectus supplement with the Securities and Exchange Commission (the "SEC") for the offering of debt securities to which this presentation relates . Before you invest, you should read the prospectus and the preliminary prospectus supplement in that registration statement and other documents the Company has filed with the SEC for more complete information about the Company and the offering . You may get these documents for free by visiting EDGAR on the SEC website at www . sec . gov . Alternatively, the Company, any underwriter or any dealer participating in the offering will arrange to send you copies of the prospectus and the preliminary prospectus supplement relating to the offering if you request it by calling the Company at 732 - 590 - 9300 or by contacting : Piper Sandler & Co . by email at fsg-dcm@psc . com, or by emailing Keefe, Bruyette & Woods, A Stifel Company at USCapitalMarkets@kbw . com . Third Party Sources Certain information contained in this presentation and oral statements made during this presentation relate to or are based u pon publications and data obtained from third - party sources. While the Company believes these sources to be reliable as of the date of this presentation, the Company has not independently verified such information, and makes no representation as to its accuracy, adequacy, fairness or comple ten ess. Forward Looking Statements & Non - GAAP Disclaimers 2

Terms of the Proposed Offering 3 Provident Financial Services, Inc. (NYSE: PFS) Issuer: Fixed - to - Floating Rate Subordinated Notes Due 2036 Security Offered: BBB by Kroll Bond Rating Agency (Stable Outlook) Rating 1 : $175 million Offering Size: SEC Registered Format: 10 Years Term: 5 Years Call: To redeem $150 million aggregate principal amount of 2.875% ² Fixed - to - Floating Rate Subordinated Notes due 2031 and $20 million aggregate principal amount of 7.094% ² Floating - Rate Junior Subordinated Notes due 2033, and for general corporate purposes. Use of Proceeds: Book - Running Managers: 1) Rating disclaimer: A rating is not a recommendation to buy, sell or hold securities. Ratings may be subject to revision or wi thd rawal at any time by the assigning rating organization. Each rating organization has its own methodology for assigning ratings and, accordingly, each rating should be eva luated independently of any other rating 2) Reflects YTD Q2 26 interest expense excluding purchase accounting adjustments

Company Overview Loan Portfolio and Asset Quality Financial Overview Securities Portfolio and Other Funding Capital Position Appendix Table of Contents

Company Overview 5

Adriano M. Duarte, Executive Vice President and Chief Financial Officer Adriano M. Duarte has served as Chief Financial Officer since June 2026, and as Executive Vice President since April 2023. He has been with the Company for 5 years and previously served as Chief Accounting Officer from April 2023 to June 2026 and Senior Vice President and Controller from January 2021 to April 2023. He brings 30+ years of experience in financial services, including roles at SB One Bancorp and Investors Bancorp, Inc. He holds a B.S. in Accounting and M.B.A. from Rutgers University, and is a C.P.A. Bill Fink, Executive Vice President and Chief Lending Officer Bill Fink has served as Executive Vice President and Chief Lending Officer since February 2025. He previously served as Executive Vice President and Head of U.S. Middle Market Banking at TD Bank. He brings over 30 years of experience in commercial banking and credit administration. He holds B.S. in Marketing and an M.B.A. in Management & Finance from St. Joseph s University, and is a C.P.A. Overview of the Management Team 6 Michael Perito, Senior Vice President and Head of Corporate Strategy & Investor Relations Michael Perito has served as Investor Relations Officer since March 2026 and Senior Vice President and Head of Corporate Strategy of Provident Bank since August 2025. He brings 15 years of experience in financial services and fintech, including senior executive roles at The Travillian Group and Keefe, Bruyette & Woods, a Stifel Company. He holds a B.S. in Business Administration from Villanova University. Anthony J. Labozzetta, President and Chief Executive Officer Anthony J. Labozzetta has served as President since August 2020 and Chief Executive Officer since January 2022. He has been with the Company for 6 years and previously served as President and Chief Operating Officer from August 2020 to January 2022. He brings 30 years of banking experience including senior executive roles at SB One Bancorp, TD Bank, and Interchange Financial Services Corp. He is a graduate of Wagner College. James A. Christy, Executive Vice President and Chief Risk Officer James A. Christy has served as Chief Risk Officer since January 2012 and as Executive Vice President since February 2018. He has been with the Company for 25 years and previously served as Senior Vice President from January 2012 to February 2018, and General Auditor from September 2001 to January 2012. He brings over 35 years of experience including roles at Summit Bancorp. He holds a B.S. in Economics from Georgetown University and an M.B.A. from Fordham University. James M. Nigro, Executive Vice President and Chief Credit Officer James M. Nigro has served as Executive Vice President, and Chief Credit Officer since May 2024. He previously served as Chief Risk Officer from March 2016 to May 2024 at Lakeland Bancorp. He brings over 30+ years of banking experience, including roles at Somerset Hills Bancorp and Summit Bancorp. He holds a B.S. in Finance from Seton Hall University.

George Lista, President and Chief Executive Officer of Provident Protection Plus George Lista has served as President and Chief Executive Officer of Provident Protection Plus, Inc. since 2001. He has been with the Company for 25 years and previously served as Chief Operating Officer of SB One Insurance Agency, Inc. He brings 45 years of experience in the financial services industry. He holds a B.S. in Accounting from Montclair State University. Annamaria Vitelli, Executive Vice President, Chief Wealth Officer, and President of Beacon Trust Ann a maria Vitelli has served as Executive Vice President, Chief Wealth Officer, and President of Beacon Trust since June 2026. She previously served as Chief Growth Officer of Beacon Trust from September 2025 to June 2026, and before spent 17 years at PNC Bank. She brings 20+ years of experience in wealth management, private banking, trust, and estate planning. She holds a J.D. and an LL.M. in Taxation from Temple University. Overview of the Management Team (cont d) 7 Vito Giannola, Executive Vice President and Chief Banking Officer Vito Giannola has served as Executive Vice President and Chief Banking Officer since September 2020. He has been with the Company for 6 years and previously served as Senior Executive Vice President and Chief Banking Officer of SB One Bancorp from September 2010 to August 2020. He brings 30+ years of experience in the financial services industry. He holds a B.B.A. in Business and Psychology from the College of Mt. St. Vincent. Ravi Vakacherla , Executive Vice President and Chief Information and Operations Officer Ravi Vakacherla has served as Executive Vice President and Chief Information Officer since August 2022. He has been with the Company for 5 years and previously served as Executive Vice President and Chief Transformation Officer at People's United Financial, Inc. from July 2020 to July 2022. He brings 25+ years of experience in the financial services industry. He holds a Bachelors degree in Electronic Engineering from Jawaharlal Nehru Technological University and a Master s Degree in Computer Science from Midwestern State University.

Provident Bank; Building a Premier Banking Franchise Total Assets $25.7BN Total Loans $20.0BN Total Deposits $19.5BN YTD ROAA 1.26% YTD ROATCE ¹ 16.2% • Founded in 1839, longest tenured bank headquartered in New Jersey • 135 branches serving New Jersey, eastern Pennsylvania, and Orange, Queens, and Nassau Counties, New York • Full - service commercial & consumer bank • Strong capital, pristine asset quality, consistent results • Diversified revenue stream from wealth management and insurance • Quality earnings driven by earning asset growth, expanding margin, operational efficiency and strong credit quality • Lakeland merger fully integrated • Continued focus on evolving digital channels and technology infrastructure • Enhancing deposit gathering initiatives by appointing specialized leadership to strengthen core funding infrastructure TCE ¹ 8.6% 8 PFS (135) Financial data as of or for the six months ended June 30, 2026 CET1 10.6% Total RBC 13 .5% C OMPANY O VERVIEW G EOGRAPHIC O VERVIEW 1) Non - GAAP financial measure. See Appendix for a reconciliation of GAAP and non - GAAP financial measures

Investment Highlights 9 Highly experienced and stable management team effectively executing a relationship banking strategy, delivering high quality ban king services across customer base Long - standing commitments to serving the local community, employee engagement, and diversity and inclusion Robust risk controls and strong regulatory compliance record Disciplined stewards of capital: strong organic growth, selective M&A Strong track record of financial performance Emphasis on acquisition and retention of high - quality core deposits, resulting in a sticky, low - cost deposit base Well positioned in highly attractive and stable markets with a diversified loan portfolio and strong fee income from wealth & as set management and insurance

Well Positioned in Highly Attractive Markets 10 Rank Institution Deposits ($MM)¹ Share (%)¹ 1 Valley National Bancorp $29,584 19.4% 2 Provident Financial Services Inc. 17,936 11.8 3 Columbia Financial Inc. 10,001 6.6 4 OceanFirst Financial Corp. 9,712 6.4 5 Fulton Financial Corp. 8,966 5.9 6 ConnectOne Bancorp Inc. 6,984 4.6 7 CRB Group Inc. 6,649 4.4 8 Flagstar Bank NA 6,018 4.0 9 Kearny Financial Corp. 5,571 3.7 10 Peapack-Gladstone Financial Corp. 5,132 3.4 11 Sumitomo Mitsui Trust Bank Ltd. 3,467 2.3 12 Spencer Savings Bank SLA 3,085 2.0 Total for Institutions in New Jersey $436,803 Branches: 128 Deposits: $17,868mm Presence in Attractive New York - Newark - Jersey City MSA H IGHLY R ANKED D EPOSIT M ARKET S HARE IN NJ K EY G EOGRAPHIC H IGHLIGHTS ¹ 1) Deposit market share data as of June 30, 2025 annual FDIC survey. Institutions shown pro forma for pending or recently comple ted acquisitions. Market share and ranking shown for institutions with less than $100 billion in assets 2) Market demographic data per S&P Capital IQ Pro 3) Represents the New York - Newark - Jersey City MSA $86,867 $105,148 Nationwide NYC MSA³ 11.30% 11.43% Nationwide NYC MSA³ Median Household Income ² Proj . Median Household Income Growth ² (2026 – 2031)

Growth Achieved Through an Organic Strategy Augmented by Disciplined M&A 11 • Consistent organic growth has been supplemented by select, opportunistic whole bank acquisitions that have been conservatively priced and modeled • Wealth management has been a key priority in last decade, resulting in strong diversification of revenue • Acquisition of SB One Bancorp enhanced fee - based business and fee generation provided by Provident Protection Plus insurance agency W EALTH M ANAGEMENT A CQUISITIONS Description Year Deal NYC - based RIA with $823MM¹ in AUM 2019 Tirschwell & Loewy In - market acquisition of Morristown - based RIA 2015 MDE Group All wealth management assets of Suffolk County National Bank 2014 Suffolk Bancorp s WM business Morristown - based trust and wealth management company 2011 Beacon Trust May 2024: Lakeland Bancorp - $870MM value ¹ - $11.0BN assets¹ July 2020: SB One Bancorp - $186MM value ¹ - $2.1BN assets¹ May 2014: Team Capital Bank - $115MM value¹ - $949MM assets¹ P ROVIDENT A CQUISITIONS $8.9 $9.5 $9.8 $9.7 $9.8 $12.9 $13.8 $13.8 $14.2 $24.1 $25.0 $25.7 2015 2016 2017 2018 2019 2020 2021 2022 2023 2024 2025 2Q'26 T OTAL A SSETS ($BN) E XPERIENCED B ANK P ARTNERS A DDING S CALE … …S UPPLEMENTED BY F EE I NCOME D EALS 1) Reflects deal value as of closing; Total assets and assets under management as of the quarter prior to the completion date of ea ch transaction; Sourced from S&P Capital IQ Pro Note: All financial data is presented for the applicable fiscal year - end or respective fiscal quarter ending, unless otherwise n oted

Loan Portfolio and Asset Quality 12

Loan Underwriting Policy and Disciplined Credit Culture 13 Striking a Balance Between: In Our Decision Making and Responsiveness to Customers Prudence Disciplined Underwriting Portfolio Management / Analytics • Provident employs a conservative lending approach with processes that allow for the prompt and thorough underwriting and appr ova l/decline of loan requests consistent with our established risk appetite • In addition to meeting weekly for loan approval, the Credit Committee reviews loan statistical data on a quarterly basis, whi ch includes loans outstanding by category, delinquencies, criticized/classified loans, non - performing loans, other real estate owned and charge - of fs • Conservative credit culture bolstered by significant experience managing through various credit cycles Policy Maximum By Product Type As % of June 30, 2026 % of % of Wtd. Avg. Loans Outstanding % of Portfolio Portfolio Capital Risk Rating¹ Residential / 1-4 Family 10% 25% 200% 3.03 Commercial Real Estate 37% 65% 350% 3.56 Multi-Family 19% 25% 175% 3.50 Construction 3% 10% 65% 4.04 C&I 28% 35% 250% 3.78 Consumer 3% 15% 100% 3.03 1) Risk ratings 1 through 5 are considered pass risk ratings. Risk rating definitions: 1 = Minimal Risk; 2 = Modest Risk; 3 = Av era ge Risk; 4 = Acceptable Risk; 5 = Pass - Watch; 6 = Special Mention; 7 = Substandard; 8 = Doubtful; 9 = Loss

Diversified Loan Portfolio 14 ϭϬ й ϭϵ й ϯϳ й Ϯϲ й Total Loans: $20.0bn 2Q 26 Yield: 5.90% Reserves / Gross Loans: 0.92% CRE (Excl. Multi - Family) / Total RBC: 291% CRE (Incl. Multi - Family) / Total RBC: 428% C&D / Total RBC: 26% 2Q 26 L OAN C OMPOSITION B ANK L EVEL P ORTFOLIO C HARACTERISTICS CRE C&I Multifamily 1 - 4 Family Mortgage Warehouse 2% C&D 3% Consumer 3% Note: As of or for the quarter ended June 30, 2026 • Exposure to Non - Depository Financial Institution (“NDFI”) lending totals $ 415 million, of which $ 314 million is mortgage warehouse lending

Overview of CRE Portfolio and Concentrations 15 ϯϰ й Ϯϳ й Ϯϱ й Ϯϱ й ϯϲ й Ϯϴ й Ϯϲ й Ϯϲ й ϮϬϮϰ ϮϬϮϱ ϭ Y Ζ Ϯϲ Ϯ Y Ζ Ϯϲ Holding company Bank - level Holding company Bank - level 10 Largest CRE Relationships as a % of CRE Portfolio: 4.0% Adjusted ADC Concentration Ratio ³ : 24% Average Loan Size Outstanding of CRE Portfolio: $2.5mm 10 Largest CRE Relationships as % of Total Portfolio: 2.3% ϯϰ й Ϯϰ й ϭϵ й ϴ й ϲ й ϵ й Total Loans: $11.4bn² Multifamily Retail Industrial Mixed use Office Other¹ Adjusted CRE Concentration Ratio ³ : 400% 2Q 26 CRE I NVESTMENT BY P ROPERTY T YPE H ISTORICAL CRE C ONCENTRATION RATIOS H ISTORICAL C&D C ONCENTRATION R ATIOS ϰϯϯ й ϰϭϲ й ϰϭϰ й ϰϭϭ й ϰϲϬ й ϰϯϮ й ϰϮϵ й ϰϮϴ й ϮϬϮϰ ϮϬϮϱ ϭ Y Ζ Ϯϲ Ϯ Y Ζ Ϯϲ 1) “Other” includes categories that compose less than 5% of the CRE investment portfolio (incl. special use, residential, hotel and land) 2) Excludes purchase accounting adjustments and construction loans 3) Non - GAAP financial measure. See Appendix for a reconciliation of GAAP and non - GAAP financial measures

9% 51% 40% CRE Deep Dive 16 Total Multifamily Portfolio: $3.8bn Total NY Multi: $655mm ¹ Manhattan Other New York City Boroughs Other New York N EW Y ORK O RIGINATIONS T OTAL M ULTI O RIGINATIONS $191mm $94mm $112mm $37mm $140mm $80mm 2021 or Prior 2022 2023 2024 2025 2026 $1.8bn $570mm $478mm $261mm $528mm $255mm 2021 or Prior 2022 2023 2024 2025 2026 Total Rent Stabilized: $186.1mm, or <1% of total loan portfolio O FFICE M ATURITY OR R EPRICING BY Y EAR $219mm $137mm $132mm $70mm $76mm $119mm 2026 2027 2028 2029 2030 2031 or Later 2Q 26 N EW Y ORK M ULTIFAMILY P ORTFOLIO 2Q 26 O FFICE P ORTFOLIO BY L OCATION 70% 10% 9% 6% 3% 2% Total Office: $752mm ¹ Medical Office as % of Total Office Portfolio: ~35% No significant central business district exposure New Jersey Pennsylvania Other New York City Boroughs Out of Market Other New York Manhattan 1) Excludes purchase accounting adjustments CRE Office Portfolio LTV: ~42%

History of Prudent Credit Management Across Cycles 17 NPA T RENDS ($MM) $59.1 $84.5 $97.3 $122.5 $99.0 $76.7 $53.9 $44.4 $42.4 $34.9 $25.7 $40.2 $87.1 $48.0 $58.5 $49.6 $72.1 $78.4 $136.9 $1.1 $7.6 $38.9 $58.4 $58.2 $54.8 $26.0 $29.9 $31.7 $35.7 $42.6 $23.7 $21.9 $19.5 $3.4 $6.4 $2.9 $12.8 $12.5 $5.5 $5.1 $10.5 $8.0 $6.9 $1.6 $2.7 $4.5 $8.7 $2.1 $11.7 $9.5 $2.0 $1.0 2008 2009 2010 2011 2012 2013 2014 2015 2016 2017 2018 2019 2020 2021 2022 2023 2024 2025 2Q'26 Nonaccruals Restructured Loans OREO Note: All financial data is presented for the applicable fiscal year - end or respective fiscal quarter ending, unless otherwise n oted 0.96% 1.33% 1.47% 1.91% 1.53% 1.10% 0.69% 0.62% 0.53% 0.42% 0.28% 0.44% 0.71% 0.41% 0.44% 0.43% 0.34% 0.32% 0.54% 2008 2009 2010 2011 2012 2013 2014 2015 2016 2017 2018 2019 2020 2021 2022 2023 2024 2025 2Q'26 NPAs / Assets

0.19% 0.39% 0.64% 0.52% 0.43% 0.22% 0.13% 0.07% 0.07% 0.10% 0.39% 0.18% 0.06% (0.04%) 0.01% 0.08% 0.09% 0.07% 0.05% 1.44% 2.65% 2.66% 1.63% 1.12% 0.69% 0.49% 0.42% 0.46% 0.47% 0.46% 0.49% 0.49% 0.25% 0.26% 0.49% 0.65% 0.61% 0.57% 2008 2009 2010 2011 2012 2013 2014 2015 2016 2017 2018 2019 2020 2021 2022 2023 2024 2025 YTD 2Q'26 1.1% 1.4% 1.6% 1.6% 1.4% 1.2% 1.0% 0.9% 0.9% 0.8% 0.8% 0.8% 1.0% 0.8% 0.9% 1.0% 1.0% 1.0% 0.9% 81% 72% 71% 61% 71% 84% 115% 138% 146% 172% 216% 138% 112% 168% 150% 216% 268% 236% 135% 2008 2009 2010 2011 2012 2013 2014 2015 2016 2017 2018 2019 2020 2021 2022 2023 2024 2025 2Q'26 History of Prudent Credit Management Across Cycles (cont d) 18 N ET C HARGE O FFS / A VERAGE L OANS (%) 1) Sourced from Federal Reserve Economic Data; Reflects annualized metrics for all Commercial Banks Note: YTD 2Q 26 reflects annualized 2Q 26 metric; All financial data is presented for the applicable fiscal year - end or respecti ve fiscal quarter ending, unless otherwise noted R ESERVE / L OANS (%) & R ESERVES / NPL S (%) Ϭ ͬ EW>Ɛ Reserves / Loans Reserves / NPLs

Financial Overview 19

Historical Balance Sheet Trends 20 T OTAL A SSETS ($BN) G ROSS L OANS HFI ($BN) T ANG . C OMMON E QUITY / T ANG . A SSETS ¹ (%) T OTAL D EPOSITS ($BN) $24.1 $25.0 $25.7 2024 2025 2Q'26 $18.6 $19.3 $19.5 2024 2025 2Q'26 $18.7 $19.5 $20.0 2024 2025 2Q'26 7.7% 8.5% 8.6% 2024 2025 2Q'26 1) Non - GAAP financial measure. See Appendix for a reconciliation of GAAP and non - GAAP financial measures Note: All financial data is presented for the applicable fiscal year - end or respective fiscal quarter ending, unless otherwise n oted

Track Record of Strong Performance 21 R ETURN ON A VERAGE A SSETS (%) R ETURN ON A VERAGE T ANG . C OMMON E QUITY ¹ (%) D ILUTED E ARNINGS PER S HARE ($) E FFICIENCY R ATIO ¹ (%) 0.6% 0.8%² 1.2% 1.3% 2024 2025 YTD 2Q'26 8.6% 16.2% 11.3%² 16.6% 2024 2025 YTD 2Q'26 58% 52% 51% 55% 49% 48% 2024 2025 YTD 2Q'26 $1.05 $1.21 $1.44² $2.23 $2.42³ 2024 2025 YTD 2Q'26 1) Non - GAAP financial measure. See Appendix for a reconciliation of GAAP and non - GAAP financial measures 2) Adjusted for one - time merger charges of $56.9MM (pre - tax) or $42.9MM (after - tax) 3) Annualized for illustrative purposes Note: All financial data is presented for the applicable fiscal year - end or respective fiscal quarter ending, unless otherwise n oted Efficiency Ratio Efficiency Ratio - excl amort expense Adjusted for merger charges Adjusted for merger charges Adjusted for merger charges Annualized value

Expanding Net Interest Margin 22 Securities Net loans Interest - earning assets A SSET Y IELDS L IABILITY C OSTS L OAN R EPRICING T RENDS N ET I NTEREST M ARGIN Loan Pricing 2Q'26 Total ($BN) 2Q'26 % of Total Fixed $14.4 72% Repricing in next four quarters 6.1 31% Floating 5.5 28% Total $20.0 100% 3.26% 3.39% 3.40% 3.48% 2024 2025 1Q'26 2Q'26 Interest - bearing deposits Borrowings Interest - bearing liabilities 3.43% 3.93% 3.80% 3.99% 6.05% 6.01% 5.85% 5.90% 5.68% 5.68% 5.53% 5.61% 2024 2025 1Q'26 2Q'26 2.83% 2.63% 2.39% 2.37% 3.71% 3.90% 3.90% 3.91% 3.05% 2.91% 2.71% 2.71% 2024 2025 1Q'26 2Q'26

Ψ ϭϴ ͘ ϲ Ψ ϭϵ ͘ ϯ Ψ ϭϵ ͘ ϭ Ψ ϭϵ ͘ ϱ ϮϮϲ ďƉƐ ϭϵϮ ďƉƐ ϱϭϰ ďƉƐ ϯϲϯ ďƉƐ ϮϬϮϰ z ϮϬϮϱ z ϭ Y Ζ Ϯϲ Ϯ Y Ζ Ϯϲ d E Granular and Relationship Focused Funding Model 23 ϱϰ й Ϯϵ й ϱ й ϭϮ й ϴϴ ͘ ϵ й ϴϴ ͘ ϯ й ϴϴ ͘ ϲ й ϴϳ ͘ ϲ й ϮϬϮϰ z ϮϬϮϱ z ϭ Y Ζ Ϯϲ Ϯ Y Ζ Ϯϲ Stable Core Deposit Base 3 2 • Strategic build out of treasury management vertical including 3 new hires • Emphasis on growing non - commercial real estate portfolio to drive core deposit growth • Deposit strategy emphasizes disciplined, relationship - driven funding to protect the existing low - cost funding base PFS C ORE D EPOSIT T RENDS ¹ D EPOSIT C OMPOSITION D EPOSIT G ATHERING I NITIATIVES PFS H ISTORICAL C OST OF D EPOSITS Total Deposits: $19.5bn Transaction Savings & MMDA Jumbo Time Retail Time 1) Core deposits are total deposits less jumbo time deposits greater than $100,000 2) Reflects annualized Q2 26 metric 3) Fed fund rate represents average rate of each period Note: All financial data is presented for the applicable fiscal year - end or respective fiscal quarter ending, unless otherwise n oted; Deposit composition as of June 30, 2026

Emphasis on Growing Fee Income 24 PFS R EVENUE C OMPOSITION (LTM 2Q 2026¹) ($MM) PFS I NSURANCE A GENCY F EE I NCOME ($MM) PFS W EALTH M ANAGEMENT F EE I NCOME ($MM) • Beacon Trust remains focused on retention and growth of its platform. Chief Wealth Officer Annamaria Vitelli joined the team in September 2025 • Insurance agency income grew $1.7 million YoY (16%), due to increased contingency commission income, strong retention and new bu siness activity • Focus on growing SBA vertical with SBA loan sales increasing QoQ and YoY $788 $20 $30 $70 Non - Interest Income: $119MM As a % of Revenue: 13% Total Revenue: $908MM $16.2 $18.3 $20.0 2024 2025 LTM 2Q'26 $30.5 $29.3 $29.9 2024 2025 LTM 2Q'26 Net Interest Income Other Non - interest Income Wealth Management Insurance Agency 1) Reflects financial data for the twelve months ended June 30, 2026

Securities Portfolio and Other Funding 25

Investment Portfolio 26 Total Investment Portfolio¹ = $3.55 Billion As of June 30, 2026, the portfolio had a modified duration of 4 .1 years and weighted average life of 5.0 years As of June 30, 2026, the allowance for credit losses on held to maturity securities totaled $22 ,000 AFS Investment Portfolio¹ = $3.29 Billion HTM Investment Portfolio ¹ = $0.27 Billion Agency MBS 41% Agency CMO 30% Municipal Bonds 10% Agency CMBS 4% Non - Agency CMBS 4% U.S. Treasury Notes 5% Corporate Notes 3% Student Loan Pools 1% Agency notes 1% Agency MBS 45% Agency CMO 32% Municipal Bonds 3% Agency CMBS 4% Non - Agency CMBS 4% U.S. Treasury Notes 6% Corporate Notes 3% Student Loan Pools 1% Agency notes 1% Municipal Bonds 99% Corporate Notes 0.2% Agency notes 0.4% 1) Total portfolio balances based on market value of AFS and book value of HTM securities as of June 30, 2026 Note: Portfolio compositions based on book value of AFS and HTM securities as of June 30, 2026

Maintaining Strong Liquidity Profile 27 $8.3 billion available liquid funds and borrowing capacity Stable insured deposit base, brokered deposits only 6.5% of total deposits as of June 30, 2026 Total insured and collateralized deposits as of 06/30/26, totaled $13.7BN or 70.1% of our total deposit portfolio Liquidity Diversification = $ 8.3 Billion FHLB FRB Discounted Window Unencumbered Securities Note: As of June 30, 2026 ; Totals may not sum due to rounding ($BN) $3.0 $0.9 $4.4 Cash $0.1

Interest Rate Sensitivity 28 Calculated Increase (Decrease) in Projected Annual Net Interest Income ($000) June 30, 2026 June 30, 2025 Change in Interest Rates $ Change % Change $ Change % Change +200 bps ($15,471) (1.8%) ($5,573) (0.7%) +100 bps ($7,626) (0.9%) ($2,540) (0.3%) -100 bps $5,715 0.7% ($1,636) (0.2%) -200 bps $14,503 1.7% ($2,800) (0.4%)

Capital Position 29

Historical Capital Strength 30 ϴ ͘ ϱ й ϵ ͘ Ϭ й ϵ ͘ ϭ й ϵ ͘ Ϯ й ϵ ͘ ϳ й ϭϬ ͘ ϰ й ϭϬ ͘ ϱ й ϭϬ ͘ ϱ й ϮϬϮϰ z ϮϬϮϱ z Y ϭ Ζ Ϯϲ Y Ϯ Ζ Ϯϲ ϭϬ ͘ Ϭ й ϭϬ ͘ ϱ й ϭϬ ͘ ϲ й ϭϬ ͘ ϲ й ϭϭ ͘ ϰ й ϭϮ ͘ Ϯ й ϭϮ ͘ ϯ й ϭϮ ͘ ϭ й ϮϬϮϰ z ϮϬϮϱ z Y ϭ Ζ Ϯϲ Y Ϯ Ζ Ϯϲ ϭϯ ͘ Ϯ й ϭϯ ͘ ϲ й ϭϯ ͘ ϲ й ϭϯ ͘ ϱ й ϭϮ ͘ ϰ й ϭϯ ͘ ϭ й ϭϯ ͘ Ϯ й ϭϯ ͘ Ϭ й ϮϬϮϰ z ϮϬϮϱ z Y ϭ Ζ Ϯϲ Y Ϯ Ζ Ϯϲ ϭϬ ͘ Ϭ й ϭϬ ͘ ϱ й ϭϬ ͘ ϲ й ϭϬ ͘ ϲ й ϭϭ ͘ ϰ й ϭϮ ͘ Ϯ й ϭϮ ͘ ϯ й ϭϮ ͘ ϭ й ϮϬϮϰ z ϮϬϮϱ z Y ϭ Ζ Ϯϲ Y Ϯ Ζ Ϯϲ Holding company Bank - level L EVERAGE R ATIO (%) C OMMON E QUITY T IER 1 R ATIO (%) T OTAL R ISK - B ASED C APITAL R ATIO (%) T IER 1 R ATIO (%) Holding company Bank - level Holding company Bank - level Holding company Bank - level Regulatory Well Capitalized Minimum of 5.0% Regulatory Well Capitalized Minimum of 6.5% Regulatory Well Capitalized Minimum of 8.0% Regulatory Well Capitalized Minimum of 10.0%

($ in thousands) 2Q26 Actual 2Q26 Pro Forma ¹ Capital Ratios Leverage Ratio 9.2% 9.2% CET1 Ratio 10.6% 10.6% Tier 1 Ratio 10.6% 10.6% Total RBC Ratio 13.5% 13.5% Bank-Level CRE / Total RBC 428% 428% Pro Forma Capital Ratios 31 1) Reflects the issuance of $175 million aggregate principal amount of subordinated notes bearing a fixed interest rate of 6.50% pe r annum and the redemption of $150 million aggregate principal amount of our outstanding 2.875% Fixed - to - Floating Rate Subordinated Notes due 2031 and $20 million aggregate principal amount of our outstand ing variable - rate Junior Subordinated Notes due 2033. The adjustment also reflects the elimination of the purchase accounting amortization expense associated with the redeemed securities. The offerin g a djustments are presented as if the offering occurred on December 31, 2025, and reflect the related year - to - date 2026 adjustments, including the corresponding changes in interest expense. Interest expense on the variable - rate Junior Subordinated Notes due 2033 is calculated using the 7.094% year - to - date 2026 effective interest rate

Double Leverage & Interest Coverage 32 For the Twelve Months Ended Dec. 31, Year-to-Date Offering Pro Forma for ($ in thousands) 2024 2025 2Q26 Adjustments ¹ Debt Raise Total Investment in Subsidiaries $2,944,899 $3,216,486 $3,272,961 -- $3,272,961 Consolidated Equity 2,601,207 2,833,212 2,906,985 -- 2,906,985 Double Leverage Ratio 113.2% 113.5% 112.6% 112.6% Total Deposit Interest Expense $349,523 $400,003 $183,739 -- $183,739 Other Borrowing Expense 96,001 112,206 61,499 1,124 62,623 Total Interest Expense $445,524 $512,209 $245,238 1,124 246,362 Pre-Tax Income $149,615 $408,157 $216,233 ($1,124) $215,109 Interest Coverage (including deposit expense) 1.34x 1.80x 1.88x 1.87x Interest Coverage (excluding deposit expense) 2.56x 4.64x 4.52x 4.44x Double Leverage Interest Coverage 1) Reflects the issuance of $175 million aggregate principal amount of subordinated notes bearing a fixed interest rate of 6.50% pe r annum and the redemption of $150 million aggregate principal amount of our outstanding 2.875% Fixed - to - Floating Rate Subordinated Notes due 2031 and $20 million aggregate principal amount of our outstand ing variable - rate Junior Subordinated Notes due 2033. The adjustment also reflects the elimination of the purchase accounting amortization expense associated with the redeemed securities. The offerin g a djustments are presented as if the offering occurred on December 31, 2025, and reflect the related year - to - date 2026 adjustments, including the corresponding changes in interest expense. Interest expense on the variable - rate Junior Subordinated Notes due 2033 is calculated using the 7.094% year - to - date 2026 effective interest rate

Appendix 33

Summary of Outstanding Debt Securities 34 1) Three - Month Chicago Mercantile Exchange Secured Overnight Financing Rate (“SOFR”) + 0.262% Issue Entity Rank Maturity Call Amount ($000s) Front-End Coupon Back-End Coupon Subordinated Debt 2034 Sub Notes (10NC5) HoldCo Subordinated 5/15/2034 5/15/2029 $225,000 9.000% 3M SOFR + 476.5 bps 2031 Sub Notes (10NC5) HoldCo Subordinated 9/15/2031 9/15/2026 $150,000 2.875% 3M SOFR + 220 bps Trust Preferred Capital Securities Lakeland Bancorp Capital Trust II HoldCo Jr. Subordinated 6/30/2033 Callable $20,000 -- 3M SOFR + 310 bps¹ Sussex Capital Trust II HoldCo Jr. Subordinated 9/15/2037 Callable $12,500 -- 3M SOFR + 144 bps¹ 1st Constitution Capital Trust II HoldCo Jr. Subordinated 6/15/2036 Callable $18,000 -- 3M SOFR + 165 bps¹ Lakeland Bancorp Capital Trust IV HoldCo Jr. Subordinated 8/1/2037 Callable $10,000 -- 3M SOFR + 152 bps¹

Reconciliation of GAAP to Non - GAAP Financial Measures 35 Note : The Company has presented the following non - GAAP (Generally Accepted Accounting Principles) financial measures because it believes that these measures provide useful and comparative information to assess trends in the Company s results of operations and financial condition . Presentation of these non - GAAP financial measures is consistent with how the Company evaluates its performance internally and these non - GAAP financial measures are frequently used by securities analysts, investors and other interested parties in the evaluation of companies in the Company s industry . Investors should recognize that the Company s presentation of these non - GAAP financial measures might not be comparable to similarly - titled measures of other companies . These non - GAAP financial measures should not be considered a substitute for GAAP basis measures and the Company strongly encourages a review of its consolidated financial statements in their entirety Dollars in thousands For the Six Months Ended December 31, December 31, June 30, 2024 2025 2026 Efficiency ratio: Net Interest income 600,614$ 760,565$ 396,423$ Non-interest income 94,113 109,836 63,426 Adjustment to non-interest income Net gain on securities transactions 2,986 (843) 309 Adjusted non-interest income 97,099 108,993 63,735 Total income 694,727$ 869,558$ 460,158$ Adjusted non-interest expense 400,681$ 455,973$ 234,027$ Efficiency ratio 58% 52% 51% Amortization of intangibles impact (net of tax) (20,845)$ (26,712)$ (12,337)$ Net interest expense-adjusted 379,836$ 429,261$ 221,690$ Adjusted efficiency ratio 55% 49% 48% For the Twelve Months Ended

Reconciliation of GAAP to Non - GAAP Financial Measures 36 Note : The Company has presented the following non - GAAP (Generally Accepted Accounting Principles) financial measures because it believes that these measures provide useful and comparative information to assess trends in the Company s results of operations and financial condition . Presentation of these non - GAAP financial measures is consistent with how the Company evaluates its performance internally and these non - GAAP financial measures are frequently used by securities analysts, investors and other interested parties in the evaluation of companies in the Company s industry . Investors should recognize that the Company s presentation of these non - GAAP financial measures might not be comparable to similarly - titled measures of other companies . These non - GAAP financial measures should not be considered a substitute for GAAP basis measures and the Company strongly encourages a review of its consolidated financial statements in their entirety Dollars in thousands December 31, December 31, June 30, 2024 2025 2026 Tangible metrics: Stockholder's equity 2,601,207$ 2,833,212$ 2,906,985$ Less: intangible assets 819,230 782,152 765,019 Tangible stockholder's equity $ 1,781,977 $ 2,051,060 $ 2,141,966 Total assets 24,051,825$ 24,980,710$ 25,663,358$ Less: intangible assets 819,230 782,152 765,019 Tangible assets 23,232,595$ 24,198,558$ 24,898,339$ Tangible common equity to tangible assets 7.7% 8.5% 8.6%

Reconciliation of GAAP to Non - GAAP Financial Measures 37 Note : The Company has presented the following non - GAAP (Generally Accepted Accounting Principles) financial measures because it believes that these measures provide useful and comparative information to assess trends in the Company s results of operations and financial condition . Presentation of these non - GAAP financial measures is consistent with how the Company evaluates its performance internally and these non - GAAP financial measures are frequently used by securities analysts, investors and other interested parties in the evaluation of companies in the Company s industry . Investors should recognize that the Company s presentation of these non - GAAP financial measures might not be comparable to similarly - titled measures of other companies . These non - GAAP financial measures should not be considered a substitute for GAAP basis measures and the Company strongly encourages a review of its consolidated financial statements in their entirety Dollars in thousands June 30, 2026 CRE and ADC concentrations: Construction and land development 723,371$ Multifamily 3,806,823 Non owner occupied 7,242,277 Loans to finance CRE, construction, and land development activities 168,965 PAA remaining 101,964 Adjusted total CRE $ 12,043,400 Tier 1 capital 2,597,334$ PAA remaining: loans 246,702 PAA remaining: securities 69,330 PAA remaining: borrowings 1,581 Adjusted tier 1 capital 2,819,377¹ Tier 2 capital 193,813 Total risk-based capital $ 3,013,190 Adjusted CRE concentration 400% Adjusted ADC concentration 24% (1) Adjusted Tier 1 Capital reflects the sum of Tier 1 Capital and the after - tax amount of remaining purchase accounting accretion

Reconciliation of GAAP to Non - GAAP Financial Measures 38 Note : The Company has presented the following non - GAAP (Generally Accepted Accounting Principles) financial measures because it believes that these measures provide useful and comparative information to assess trends in the Company s results of operations and financial condition . Presentation of these non - GAAP financial measures is consistent with how the Company evaluates its performance internally and these non - GAAP financial measures are frequently used by securities analysts, investors and other interested parties in the evaluation of companies in the Company s industry . Investors should recognize that the Company s presentation of these non - GAAP financial measures might not be comparable to similarly - titled measures of other companies . These non - GAAP financial measures should not be considered a substitute for GAAP basis measures and the Company strongly encourages a review of its consolidated financial statements in their entirety Dollars in thousands For the Six Months Ended December 31, December 31, June 30, 2024 2025 2026 Total average assets 20,382,148$ 24,429,121$ 25,162,764$ Total average stockholders' equity 2,279,525 2,718,331 2,885,405 Less: total average intangible assets 698,186 801,628 774,832 Total average tangible stockholders' equity $ 1,581,339 $ 1,916,703 $ 2,110,573 Net Income 115,525$ 291,160$ 157,565$ Plus: amortization of Intangibles, net of tax 20,226 26,712 12,336 Total net income $ 135,751 $ 317,872 $ 169,901 Annualized ROAA 0.57% 1.19% 1.26% Annualized ROATCE 8.6% 16.6% 16.2% Adjustments: Net Income $ 115,525 $ 291,160 $ 157,565 Plus: merger-related transaction costs 56,867 - - Plus: executive severance expense - - 864 Plus: core system conversion expense - - 1,508 Less: income tax expense 14,010 - 663 Annualized adjusted net income $ 158,382 $ 291,160 $ 159,274 Less: amortization of intangibles, net of tax 20,226 26,712 12,336 Adjusted total net income $ 178,607 $ 317,872 $ 171,610 Annualized adjusted ROAA 0.78% 1.19% 1.28% Annualized adjusted ROATCE 11.3% 16.6% 16.4% For the Twelve Months Ended